Exhibit 10.1

SECOND AMENDMENT TO CREDIT AGREEMENT

THIS SECOND AMENDMENT TO CREDIT AGREEMENT (this “Amendment”), dated as of February 29, 2016, is by and among LINCOLN EDUCATIONAL SERVICES CORPORATION, a New Jersey corporation (“Parent”), and its Subsidiaries party hereto (Parent and such Subsidiaries, each, individually, a “Borrower”, and collectively, “Borrowers”), the lenders identified on the signature pages hereof, and HPF SERVICE, LLC, as administrative agent for the Lenders party to the below described Credit Agreement (in such capacity, together with its successors and assigns in such capacity, “Administrative Agent”) and as Tranche A Collateral Agent.

W I T N E S S E T H:

WHEREAS, pursuant to the Credit Agreement dated as of July 31, 2015 (the “Existing Credit Agreement”) by and among Borrowers, the Tranche A Lenders and Tranche B Lenders party thereto, Administrative Agent, Tranche A Collateral Agent, and ALOSTAR BANK OF COMMERCE, as collateral agent for the Tranche B Lenders (in such capacity, together with its successors and assigns in such capacity, the “Tranche B Collateral Agent”), the Tranche A Lenders and the Tranche B Lenders made certain loans to Borrowers; and

WHEREAS, Borrowers have requested that certain amendments be made to the Existing Credit Agreement, and Administrative Agent and the Lenders are willing to make such amendments, subject to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the agreements herein contained and other good and valuable consideration, the parties hereby agree as follows:

PART  I.
DEFINITIONS

SUBPART 1.1    Certain Definitions.  Unless otherwise defined herein or the context otherwise requires, the following terms used in this Amendment, including its preamble and recitals, have the following meanings:

“Amended Credit Agreement” means the Existing Credit Agreement as amended hereby.

SUBPART 1.2   Other Definitions.  Unless otherwise defined herein or the context otherwise requires, terms used in this Amendment, including its preamble and recitals, have the meanings provided in the Amended Credit Agreement.

PART  II.
AMENDMENTS TO EXISTING CREDIT AGREEMENT AND SECURITY AGREEMENT

SUBPART 2.1   Amendment to Schedules (Schedule C-1).  Subject to the satisfaction of the conditions precedent set forth in Part III of this Amendment, the Existing Credit Agreement is hereby amended to reflect that the aggregate Tranche B Commitment (all of which is currently held by the Tranche B Lender party to this Amendment) is $20,000,000.

SUBPART 2.2    Amendment to Schedules (Schedule H).  Subject to the satisfaction of the conditions precedent set forth in Part III of this Amendment, the Existing Credit Agreement is hereby amended by adding new Schedule H in the form of Schedule H attached to this Amendment.

SUBPART 2.3    Amendment to Section 2.1 (Making of Term Loans).  Subject to the satisfaction of the conditions precedent set forth in Part III of this Amendment, the Existing Credit Agreement is hereby amended by deleting Section 2.1 and replacing such Section with the following:

2.1        Making of Term Loans.  Borrowers, Lenders and Administrative Agent acknowledge that (a) on the Closing Date, (i) each Tranche A Lender made (severally, not jointly or jointly and severally) a term loan (collectively, the “Tranche A Term Loan”) to Borrowers in an amount equal to such Lender’s share of the Tranche A Term Loan Amount based on its Tranche A Commitment, and (ii) each Tranche B Lender made (severally, not jointly or jointly and severally) a term loan (collectively, the “Tranche B Term Loan”) to Borrowers in an amount equal to such Lender’s share of the Tranche B Term Loan Amount (as in effect on the Closing Date) based on its Tranche B Commitment (as in effect on the Closing Date), (b) the outstanding principal balance of the Tranche A Term Loan as of the date hereof is $29,616,449.20, and (c) the outstanding principal balance of the Tranche B Term Loan as of the date hereof is $15,000,000. Subject to the terms and conditions of this Agreement, on the Second Amendment Effective Date, the Tranche B Lender agrees (severally, not jointly or jointly and severally) to make an additional term loan of $5,000,000 to Borrowers as part of the Tranche B Term Loan, such that, upon the making of such additional term loan, the outstanding principal balance of the Tranche B Term Loan shall equal the Tranche B Term Loan Amount (which, after giving effect to this Amendment, shall be $20,000,000).  The making of such additional term loan by the Tranche B Lender shall not constitute a novation of any of the Term Loans made on the Closing Date.

SUBPART 2.4    Amendment to Sub-Section 2.3(d) (Mandatory Prepayments).  Subject to the satisfaction of the conditions precedent set forth in Part III of this Amendment, the Existing Credit Agreement is hereby amended by adding the following new clause (v) at the end of Sub-Section 2.3(d):

(v)        Covenant Level Prepayments.  In the event a Covenant Level Prepayment is required to be made in accordance with the terms of Article 7, Borrowers shall make such Covenant Level Prepayment in accordance with the terms of Article 7 for application to the prepayment of the outstanding Obligations in accordance with Section 2.3(e).

SUBPART 2.5    Amendment to Sub-Section 2.3(e) (Application of Prepayments).  Subject to the satisfaction of the conditions precedent set forth in Part III of this Amendment, the Existing Credit Agreement is hereby amended by deleting Sub-Section 2.3(e) and replacing such Sub-Section with the following:

(e)         Application of Prepayments.  Each prepayment made pursuant to Section 2.3(c) or (d) shall be accompanied by the payment of accrued interest to the date of such payment on the amount prepaid, together with the Applicable Prepayment Premium.  Each such prepayment shall be applied by Administrative Agent to installment payments in the inverse order of maturities (for the avoidance of doubt, any amount that is payable on the Maturity Date shall constitute an installment) between the Tranche A Term Loan and the Tranche B Term Loan in such manner as Administrative Agent may determine in its sole discretion (including (i) by applying the entire amount of any such prepayment to the Tranche A Term Loan, (ii) with the consent of the Required Lenders, by applying the entire amount of any such prepayment to the Tranche B Term Loan, or (iii) with the consent of the Required Lenders, by applying a portion of any such prepayment to the Tranche A Term Loan and the remaining portion of such prepayment to the Tranche B Term Loan); provided, that, notwithstanding the foregoing, (A) Borrowers may direct that Administrative Agent apply up to $5,000,000 in the aggregate from voluntary prepayments made by Borrowers under Section 2.3(c) after the first anniversary of the Second Amendment Effective Date to the Tranche B Term Loan (and Administrative Agent shall comply with such directions) if all of the following conditions are satisfied: (1) at the time of such prepayment, no Default or Event of Default shall have occurred and is continuing; and (2) Borrowers shall have provided Administrative Agent written notice as to such directions at least 10 Business Days prior to the date of such prepayment (prepayments of the Tranche B Term Loan that satisfy the foregoing requirements and conditions, being referred to as “Tranche B Designated Prepayments”); and (B) any Covenant Level Prepayment shall be applied by Administrative Agent to regularly scheduled amortization installments of the Tranche A Term Loan under Section 2.2(a) in the order of maturity of such installments.

SUBPART 2.6    Amendment to Sub-Section 2.7(b) (Prepayment Premiums).  Subject to the satisfaction of the conditions precedent set forth in Part III of this Amendment, the Existing Credit Agreement is hereby amended by deleting Sub-Section 2.7(b) and replacing such Sub-Section with the following:

(b)        Except for mandatory prepayments resulting from the application of insurance proceeds or condemnation awards, in the event all or any portion of the principal balance of the Term Loans are prepaid for any reason whatsoever (including as a result of (i) any voluntary or mandatory prepayment under Section 2.3 hereof), (ii) the acceleration of any of the Obligations in connection with the occurrence of an Event of Default, (iii) any foreclosure and sale of, or collection of, the Collateral, (iv) any sale of the Collateral in any Insolvency Proceeding, or (v) the restructure, reorganization, or compromise of any of the Obligations by the confirmation of a plan of reorganization or any other plan of compromise, restructure, or arrangement in any Insolvency Proceeding), then, in view of the impracticability and extreme difficulty of ascertaining the actual amount of damages to the Lender Group or profits lost by the Lender Group as a result of such prepayment, and by mutual agreement of the parties as to a reasonable estimation and calculation of the lost profits or damages of the Lender Group, (A) Borrowers shall pay to Administrative Agent, in cash, the Applicable Prepayment Premium, measured as of the date of such prepayment, and (B) Administrative Agent shall remit to each Lender (subject to any contrary agreement between Administrative Agent and such Lender), from the Applicable Prepayment Premium actually received by Administrative Agent, such Lender’s Pro Rata Share of such Applicable Prepayment Premium based on the principal amount of the Term Loans held by such Lender that are prepaid in connection therewith.  As used herein, “Applicable Prepayment Premium” means, as of any date of determination, an amount equal to (i) during the period from and after the Closing Date up to (but not including) the date that is the first anniversary of the Closing Date (the “First Period”), 5.00% times the amount prepaid, (ii) during the period from and including the date that is the first anniversary of the Closing Date up to (but not including) the date that is the second anniversary of the Closing Date, 5.00% times the amount prepaid, and (iii) during the period from and including the date that is the second anniversary of the Closing Date up to (but not including) the date that is the third anniversary of the Closing Date, 3.00% times the amount prepaid; provided, that: (1) no Applicable Prepayment Premium shall be due with respect to up to $15,000,000 in the aggregate of prepayments of the Term Loans that are made during the First Period pursuant to Sections 2.3(d)(i) and (ii); (2) no Applicable Prepayment Premium shall be due with respect to up to $5,000,000 in the aggregate of Tranche B Designated Prepayments (as defined in Section 2.3(e)) that are made in accordance with the proviso set forth in Section 2.3(e) after the first anniversary of the Second Amendment Effective Date; and (3) no Applicable Prepayment Premium shall be due with respect to any Covenant Level Prepayment.

SUBPART 2.7   Amendment to Section 5.15 (Cash Collateral).  Subject to the satisfaction of the conditions precedent set forth in Part III of this Amendment, the Existing Credit Agreement is hereby amended by deleting Section 5.15 and replacing such Section with the following:

Section 5.15     Cash Collateral.  Maintain the Cash Collateral in the Cash Collateral Account, subject to a Control Agreement, at all times (it being agreed that all interest that accrues from time to time on the Cash Collateral shall be property of Borrowers and constitute Cash Collateral).  Notwithstanding the foregoing: (a) if (i) no Default or Event of Default shall then exist or would result therefrom, (ii) EBITDA for the four fiscal quarter period ended as of the last day of the most recent fiscal quarter for which Borrowers are then required to have delivered quarterly financial statements to Administrative Agent in accordance with Section 5.1 is at least $30,000,000, (iii) the outstanding principal balance of the Term Loans is less than 50% of the aggregate of the Real Property Minimum Sale Amount with respect to all Real Property Collateral then owned by Borrowers, and (iv) Borrowers provide the Administrative Agent a certification in form and detail reasonably acceptable to the Administrative Agent as to the satisfaction of the foregoing conditions, then Borrowers may request that the Administrative Agent arrange for the release of a to-be-determined percentage of the Cash Collateral, and the Administrative Agent may elect to approve or deny all or a portion of such request in its sole discretion (but no such approval may be made without the direction of all of the Tranche A Lenders and the consent of the Tranche B Collateral Agent); (b) if (i) no Default or Event of Default shall then exist, (ii) Borrowers have made up to $5,000,000 in the aggregate of Tranche B Designated Prepayments (as defined in Section 2.3(e)) in accordance with the proviso set forth in Section 2.3(e) after the first anniversary of the Second Amendment Effective Date, and (iii) the amount of Cash Collateral exceeds the outstanding principal balance of the Tranche B Term Loan by more than $250,000, then Administrative Agent shall, promptly following the request of Borrowers, require the Tranche B Collateral Agent and the Tranche A Collateral Agent to release such excess amount of the Cash Collateral, it being understood that the amount of Cash Collateral shall at all times exceed the outstanding principal amount of the Tranche B Term Loan by at least $250,000; (c) if (i) no Default or Event of Default shall then exist, and (ii) the amount of Cash Collateral exceeds the outstanding principal balance of the Tranche B Term Loan by more than $250,000, then Administrative Agent (at the direction of all of the Tranche A Lenders) shall have the right in its sole discretion, at the request of Borrowers, to require the Tranche B Collateral Agent and the Tranche A Collateral Agent to release such excess amount of the Cash Collateral, it being understood that the amount of Cash Collateral shall at all times exceed the outstanding principal amount of the Tranche B Term Loan by at least $250,000; and (d) if (i) no Default or Event of Default shall then exist, and (ii) the amount of Cash Collateral would exceed the outstanding principal balance of the Tranche B Term Loan by more than $250,000 after giving effect thereto, then, not more than once during each calendar quarter, Borrowers may request, by written notice to Administrative Agent and the Tranche B Collateral Agent, that the Tranche B Collateral Agent and the Tranche A Collateral Agent release to Borrowers (and the Tranche B Collateral Agent and the Tranche A Collateral Agent hereby agree to release) any or all interest in the Cash Collateral Account that has accrued and is then payable in accordance with the scheduled interest payment terms applicable to the Cash Collateral Account.

SUBPART 2.8   Amendment to Article 7 (Financial Covenants).  Subject to the satisfaction of the conditions precedent set forth in Part III of this Amendment, the Existing Credit Agreement is hereby amended by deleting Article 7 and replacing such Article with the new Article 7 attached to this Amendment as Exhibit A.

SUBPART 2.9     Amendment to Schedule 1.1 (Definition of Cash Collateral).  Subject to the satisfaction of the conditions precedent set forth in Part III of this Amendment, the Existing Credit Agreement is hereby amended by deleting the definition of “Cash Collateral” in Schedule 1.1 and replacing such definition with the following:

“Cash Collateral” means cash collateral in the initial amount of $20,250,000 maintained in the Cash Collateral Account.

SUBPART 2.10  Amendment to Schedule 1.1 (Definition of Covenant Level Prepayment).  Subject to the satisfaction of the conditions precedent set forth in Part III of this Amendment, the Existing Credit Agreement is hereby amended by adding the following new definition of “Covenant Level Prepayment” in appropriate alphabetical order in Schedule 1.1:

“Covenant Level Prepayment” shall have the meaning ascribed thereto in Article 7.

SUBPART 2.11  Amendment to Schedule 1.1 (Definition of Fee Letter).  Subject to the satisfaction of the conditions precedent set forth in Part III of this Amendment, the Existing Credit Agreement is hereby amended by deleting the definition of “Fee Letter” in Schedule 1.1 and replacing such definition with the following:

“Fee Letter” means that certain amended and restated fee letter, dated as of February 29, 2016, among Administrative Borrower and Administrative Agent, in form and substance reasonably satisfactory to Administrative Agent and Administrative Borrower.

SUBPART 2.12  Amendment to Schedule 1.1 (Definition of Healthcare and Other Professions Schools).  Subject to the satisfaction of the conditions precedent set forth in Part III of this Amendment, the Existing Credit Agreement is hereby amended by adding the following new definition of “Healthcare and Other Professions Schools” in appropriate alphabetical order in Schedule 1.1:

“Healthcare and Other Professions Schools” means, collectively, the Schools listed on Schedule H.

SUBPART 2.13  Amendment to Schedule 1.1 (Definition of Real Property Collateral Sale Conditions).  Subject to the satisfaction of the conditions precedent set forth in Part III of this Amendment, the Existing Credit Agreement is hereby amended effective as of December 31, 2015 by deleting clause (b) of the definition of “Real Property Collateral Sale Conditions” in Schedule 1.1 and replacing such clause (b) with the following:

(b)         Borrowers shall make a prepayment of the Term Loans in accordance with Sections 2.3(d) and (e) of the Agreement (which, in the case of any proposed sale of Real Property Collateral in connection with a School Disposition involving a School that, in whole or in part, occupies such Real Property Collateral, shall be in addition to the prepayment required under clause (e) of the definition of School Release Conditions) in an amount equal to the greater of (i) the Net Cash Proceeds of such proposed sale of Real Property Collateral, and (ii) the Real Property Minimum Sale Amount with respect to such Real Property Collateral; provided, that, (A) in no case shall the required prepayment under this clause (b) with respect to any sale of the Real Property Collateral located in Suffield, Connecticut exceed $5,000,000; and (B) in no case shall the sum of (1) the required prepayment under this clause (b) with respect to any sale on or after January 1, 2016 of the Real Property Collateral located in West Palm Beach, Florida plus (2) the required prepayments under clause (e) of the definition of School Release Conditions with respect to School Dispositions of Healthcare and Other Professions Schools on or after January 1, 2016 plus (3) the required prepayments under clause (i) of the definition of School Release Conditions with respect to School Dispositions of Healthcare and Other Professions Schools on or after January 1, 2016 exceed $10,000,000 in the aggregate.

SUBPART 2.14  Amendment to Schedule 1.1 (Definition of School Release Conditions).  Subject to the satisfaction of the conditions precedent set forth in Part III of this Amendment, the Existing Credit Agreement is hereby amended effective as of December 31, 2015 by deleting clauses (c), (d), (e) and (f) of the definition of “School Release Conditions” in Schedule 1.1 and replacing such clauses (c), (d), (e) and (f) with the following:

(c)         Borrowers have provided Administrative Agent with written confirmation, supported by reasonably detailed calculations, that on a pro forma basis (including pro forma adjustments arising out of events which are directly attributable to such proposed School Disposition, are factually supportable, and are expected to have a continuing impact, in each case, determined as if the School Disposition had been accomplished at the beginning of the relevant period), Borrowers and their Subsidiaries would have been in compliance with the minimum EBITDA covenant set forth in Section 7.2 of the Agreement, measured as of the last day of the fiscal quarter most recently ended prior to the proposed date of consummation of such proposed School Disposition for which Borrowers are then required to have delivered internally prepared financial statements to Administrative Agent in accordance with Section 5.1 of the Agreement, and (ii) are projected to be in compliance with the minimum EBITDA covenant set forth in Section 7.2 of the Agreement as of each fiscal quarter ending during the one year period after the proposed date of consummation of such proposed School Disposition;

(d)         the Net Cash Proceeds from such proposed School Disposition shall not be less than the School Disposition Amount with respect to such School; provided, that, this clause (d) shall not apply with respect to School Dispositions of Healthcare and Other Professions Schools;

(e)         Borrowers shall prepay the Term Loans in accordance with Sections 2.3(d) and (e) of the Agreement from the Net Cash Proceeds of such proposed School Disposition (exclusive of any portion of such Net Cash Proceeds allocated to student loan (or installment contract) receivables sold as part of such School Disposition in accordance with clause (i) below) in an amount not less than the greater of (i) 25% of such Net Cash Proceeds (exclusive of any portion of such Net Cash Proceeds allocated to student loan (or installment contract) receivables sold as part of such School Disposition in accordance with clause (i) below), and (ii) the School Prepayment Amount with respect to such School; provided, that, (A) in no case shall the sum of (1) the required prepayments under this clause (e) with respect to School Dispositions of Healthcare and Other Professions Schools on or after January 1, 2016 plus (2) the required prepayments under clause (i) of the definition of School Release Conditions with respect to School Dispositions of Healthcare and Other Professions Schools on or after January 1, 2016 exceed $4,000,000 in the aggregate; and (B) in no case shall the sum of (1) the required prepayments under this clause (e) with respect to School Dispositions of Healthcare and Other Professions Schools on or after January 1, 2016 plus (2) the required prepayment under clause (b) of the definition of Real Property Collateral Sale Conditions with respect to any sale on or after January 1, 2016 of the Real Property Collateral located in West Palm Beach, Florida plus (3) the required prepayments under clause (i) of the definition of School Release Conditions with respect to School Dispositions of Healthcare and Other Professions Schools on or after January 1, 2016 exceed $10,000,000 in the aggregate;

(f)          Borrowers shall deposit with the Tranche A Collateral Agent, from the Net Cash Proceeds of any proposed School Disposition (other than any School Dispositions of Healthcare and Other Professions Schools on and after January 1, 2016), as School Closure and Capex Cash Collateral to be held in the School Closure and Capex Cash Collateral Account, an amount not less than the greater of (i) 25% of such Net Cash Proceeds, and (ii) the Designated School Deposit Amount with respect to such School;

SUBPART 2.15  Amendment to Schedule 1.1 (Definition of School Release Conditions).  Subject to the satisfaction of the conditions precedent set forth in Part III of this Amendment, the Existing Credit Agreement is hereby amended effective as of December 31, 2015 by deleting clause (i) of the definition of “School Release Conditions” in Schedule 1.1 and replacing such clause (i) with the following:

(i)          if the proposed School Disposition includes the sale or other disposition of student loan (or installment contract) receivables with respect to graduated students, in addition to the minimum prepayments and other requirements described above with respect to such proposed School Disposition, (i) Borrowers shall have provided Administrative Agent with Borrowers’ proposal as to the portion of the aggregate Net Cash Proceeds relating to such proposed School Disposition to be allocated to such student loan (or installment contract) receivables not later than 5 Business Days prior to the anticipated closing date of the proposed School Disposition, which allocation shall be subject to Administrative Agent’s approval, (ii) Borrowers shall prepay the Term Loans in accordance with Sections 2.3(d) and (e) of the Agreement from the Net Cash Proceeds allocated to such student loan (or installment contract) receivables in an amount not less than 50% of such allocated Net Cash Proceeds, and (iii) if the Net Cash Proceeds allocated to such student loan (or installment contract) receivables is less than 50% of the aggregate outstanding principal amount of such student loan (or installment contract) receivables, Administrative Agent shall have consented (in its discretion) to the sale or disposition of such student loan (or installment contract) receivables; provided, that, (A) in no case shall the sum of (1) the required prepayments under clause (e) of the definition of School Release Conditions with respect to School Dispositions of Healthcare and Other Professions Schools on or after January 1, 2016 plus (2) the required prepayments under this clause (i) with respect to School Dispositions of Healthcare and Other Professions Schools on or after January 1, 2016 exceed $4,000,000 in the aggregate; and (B) in no case shall the sum of (1) the required prepayments under clause (e) of the definition of School Release Conditions with respect to School Dispositions of Healthcare and Other Professions Schools on or after January 1, 2016 plus (2) the required prepayment under clause (b) of the definition of Real Property Collateral Sale Conditions with respect to any sale on or after January 1, 2016 of the Real Property Collateral located in West Palm Beach, Florida plus (3) the required prepayments under this clause (i) with respect to School Dispositions of Healthcare and Other Professions Schools on or after January 1, 2016 exceed $10,000,000 in the aggregate;

SUBPART 2.16   Amendment to Schedule 1.1 (Definitions of Second Amendment and Second Amendment Effective Date).  Subject to the satisfaction of the conditions precedent set forth in Part III of this Amendment, the Existing Credit Agreement is hereby amended by adding the following new definitions of “Second Amendment” and “Second Amendment Effective Date” in appropriate alphabetical order in Schedule 1.1:

“Second Amendment” means that certain Second Amendment to Credit Agreement dated as of February 29, 2016 among Borrowers, Lenders and Administrative Agent.

“Second Amendment Effective Date” means the date on which all of the conditions precedent to the effective of Part II of the Second Amendment are satisfied.

SUBPART 2.17   Amendment to Schedule 1.1 (Definition of Tranche B Term Loan Amount).  Subject to the satisfaction of the conditions precedent set forth in Part III of this Amendment, the Existing Credit Agreement is hereby amended by deleting the definition of “Tranche B Term Loan Amount” in Schedule 1.1 and replacing such definition with the following:

“Tranche B Term Loan Amount” means $20,000,000.

SUBPART 2.18   Amendment to Security Agreement.  Subject to the satisfaction of the conditions precedent set forth in Part III of this Amendment, the Security Agreement is hereby amended by deleting the reference to “$15,250,000” set forth in the definition of “Cash Collateral” in Section 1 of the Security Agreement and replacing such reference with a reference to “$20,250,000”.

PART  III.
CONDITIONS TO EFFECTIVENESS OF PART II

SUBPART 3.1     Effectiveness of Amendments.  The effectiveness of Part II of this Amendment shall be subject to the conditions set forth in this Part III having been satisfied (it being understood and agreed that the remainder of this Amendment shall be effective upon the execution and delivery hereof by the parties hereto).

SUBPART 3.2     Payment of Tranche A Term Loan.  Administrative Agent shall have received from Borrower immediately available funds of $5,000,000 as a payment of the principal balance of the Tranche A Term Loan, which principal payment shall be applied by Administrative Agent to the outstanding principal balance of the Tranche A Term Loan to installment payments thereon in the inverse order of maturities (for the avoidance of doubt, any amount that is payable on the Maturity Date shall constitute an installment).  Each of the Lenders party hereto acknowledges and agrees that, notwithstanding any contrary term set forth in the Amended Credit Agreement, Borrower shall not be required to pay, and the Lenders shall not be entitled to receive, any Applicable Prepayment Premium in connection with such payment on the Second Amendment Effective Date.

SUBPART 3.3     Payment of Applicable Fees.  Administrative Agent shall have received from Borrower immediately available funds in the amount of all fees required to be paid on the Second Amendment Effective Date under the terms of the Fee Letter.

SUBPART 3.4     Payment of Applicable Expenses.  Borrowers shall have paid all reasonable attorneys’ fees of Administrative Agent and the Lenders that have been invoiced as of the Second Amendment Effective Date.

SUBPART 3.5    Composite Score Certification.  Administrative Agent shall have received (i) a certificate from the chief financial officer of Parent to Administrative Agent, in form and detail reasonably acceptable to Administrative Agent, setting forth, and containing a detailed calculation of, Parent’s composite score as of December 31, 2015 under the factors of financial responsibility set forth in 34 C.F.R. Part 668, Subpart L (which composite score shall be 1.5 or more, and which composite score and the calculation thereof may be prepared from draft, unaudited financial statements of Borrowers), and (ii) such other supporting evidence as Administrative Agent may reasonably require with respect thereto.

SUBPART 3.6   Execution of Amendment and Other Documents.  Administrative Agent shall have received fully executed counterparts of this Amendment, the Fee Letter and such legal opinions, officer’s certificates and resolutions as Administrative Agent may reasonably require, in each case in form and substance reasonably satisfactory to Administrative Agent and the Lenders.

SUBPART 3.7     Execution of Amendment and Other Documents.  The Tranche B Lender shall have received (a) a fully executed Tranche B Note issued in order to amend and restate the existing Tranche B Note and to reflect the new Tranche B Term Loan Amount (after giving effect to this Amendment), and (b) an amendment to the Cash Collateral Security Agreement in order to reflect the new Cash Collateral Amount (after giving effect to this Amendment), in each case in form and substance reasonably satisfactory to Administrative Agent and the Tranche B Lender.

SUBPART 3.8     Accuracy of Representations and Warranties.  Each of the representations and warranties set forth in Subpart 4.6 hereof shall be true and correct in all respects.

PART  IV.
MISCELLANEOUS

SUBPART 4.1     No Additional Obligations.  Borrowers acknowledge and agree that the execution, delivery and performance of this Amendment shall not create (nor shall any Borrower rely upon the existence of or claim or assert that there exists) any obligation of any of Administrative Agent or Lenders to consider or agree to any other amendment of or waiver or consent with respect to the Amended Credit Agreement or any other instrument or agreement to which Administrative Agent or any Lender is a party (collectively, an “Additional Amendment” or “Consent”), and in the event that Administrative Agent and/or Lenders subsequently agree to consider any requested Additional Amendment or Consent, neither the existence of this Amendment nor any other conduct of Administrative Agent or Lenders related hereto, shall be of any force or effect on Administrative Agent’s or Lenders’ consideration or decision with respect to any such requested Additional Amendment or Consent, and Administrative Agent and Lenders shall not have any obligation whatsoever to consider or agree to any such Additional Amendment or Consent.

SUBPART 4.2     Waiver of Claims.  In order to induce Administrative Agent and the Lenders party hereto to enter into this Amendment, each Borrower hereby releases, remises, acquits and forever discharges each Lender and Administrative Agent and each of their respective employees, agents, representatives, consultants, attorneys, officers, directors, partners, fiduciaries, predecessors, successors and assigns, subsidiary corporations, parent corporations and related corporate divisions (collectively, the “Released Parties”), from any and all actions, causes of action, judgments, executions, suits, debts, claims, demands, liabilities, damages and expenses of any and every character, known or unknown, direct or indirect, at law or in equity, of whatever nature or kind, whether heretofore or hereafter arising, for or because of any manner of things done, omitted or suffered to be done by any of the Released Parties (excluding the gross negligence or willful misconduct of any of the Released Parties), prior to and including the date of this Amendment, and in any way directly or indirectly arising out of any or in any way connected to this Amendment, the Amended Credit Agreement or the other Loan Documents (collectively, the “Released Matters”); provided, that the foregoing shall not apply as to any Released Party to matters resulting from such Released Party’s own willful misconduct or gross negligence.  Each Borrower hereby acknowledges that the agreements in this Subpart 4.2 are intended to be in full satisfaction of all or any alleged injuries or damages arising in connection with the Released Matters.  Each Borrower hereby represents and warrants to each Lender and Administrative Agent that it has not purported to transfer, assign or otherwise convey any right, title or interest in any Released Matter to any other Person and that the foregoing constitutes a full and complete release of all Released Matters.

SUBPART 4.3   Acknowledgments and Stipulations.  In order to induce Administrative Agent and the Lenders party hereto to enter into this Amendment, each Borrower acknowledges, stipulates and agrees that: (a) all of the Obligations are absolutely due and owing to Administrative Agent and Lenders in accordance with the terms and provisions of the Amended Credit Agreement without any defense, deduction, offset or counterclaim (and, to the extent any Borrower had any defense, deduction, offset or counterclaim on the date hereof, the same is hereby waived by each Borrower); (b) the Loan Documents executed by each Borrower are legal, valid and binding obligations of such Borrower, enforceable against such Borrower in accordance with their respective terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors’ rights generally; (c) the Liens granted by each Borrower to the Collateral Agents in the Collateral are valid and duly perfected Liens, subject only to Permitted Liens; (d) each of the recitals contained at the beginning of this Amendment is true and correct; and (e) prior to executing this Amendment, each Borrower consulted with and had the benefit of advice of legal counsel of its own selection and have relied upon the advice of such counsel, and in no part upon the representation of Administrative Agent, any Lender or any counsel to Administrative Agent or any Lender concerning the legal effects of this Amendment or any provision hereof.

SUBPART 4.4    Cross-References.  References in this Amendment to any Part or Subpart are, unless otherwise specified, to such Part or Subpart of this Amendment.

SUBPART 4.5     References in Other Credit Documents.  At such time as this Amendment shall become effective pursuant to the terms of Subpart 3.1, all references in the Existing Credit Agreement (including without limitation the Schedules thereto) to the “Agreement”, and all references in the other Loan Documents to the “Credit Agreement”, shall be deemed to refer to the Amended Credit Agreement.

SUBPART 4.6   Representations and Warranties of Borrowers.  Each Borrower hereby represents and warrants that, after giving effect to the amendments contained herein, (a) the representations and warranties contained in Section 4 of the Existing Credit Agreement are correct in all material respects on and as of the date hereof as though made on and as of such date, except to the extent that any such representation or warranty specifically relates to an earlier date, and (b) no Default or Event of Default exists under the Existing Credit Agreement.

SUBPART 4.7     Lender Group Expenses.  To the extent not paid by Borrowers on the Second Amendment Effective Date, Borrowers agree to pay each Agent’s and Lender’s reasonable costs and expenses (including reasonable attorneys fees) incurred in connection with this Amendment and the transactions contemplated hereby within 10 days after demand therefor is made by Administrative Agent accompanied by supporting documentation (which may take the form of a summary invoice).

SUBPART 4.8   This Amendment Constitutes a Loan Document.  Without limiting the generality of anything contained in the Amended Credit Agreement, this Amendment constitutes a Loan Document.  The breach of any representation, covenant, agreement or obligation of any Borrower set forth herein shall constitute an Event of Default and, notwithstanding anything to the contrary set forth in the Amended Credit Agreement or any other Loan Document, shall not be subject to any notice, grace or cure period.

SUBPART 4.9     Counterparts.  This Amendment may be executed in any number of counterparts each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.  THIS AMENDMENT SUPPLEMENTS, AND FORMS A PART OF, THE EXISTING CREDIT AGREEMENT, BUT (FOR THE AVOIDANCE OF DOUBT) THE PARTIES HERETO IN ANY EVENT SPECIFICALLY AGREE (WITHOUT LIMITATION OF THE FIRST PART OF THIS SENTENCE) THAT THE PROVISIONS OF SECTION 12 OF THE EXISTING CREDIT AGREEMENT APPLY TO THIS AMENDMENT, MUTATIS MUTANDIS.

SUBPART 4.10  Successors and Assigns.  This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

[The remainder of this page is intentionally left blank.]

Each of the parties hereto has caused a counterpart of this Amendment to be duly executed and delivered as of the date first above written.

BORROWERS:

LINCOLN EDUCATIONAL SERVICES
CORPORATION, a New Jersey corporation

BY:	/s/ Scott M. Shaw

NAME:	Scott M. Shaw

TITLE:	Chief Executive Officer and President

LINCOLN TECHNICAL INSTITUTE, INC.,
a New Jersey corporation

BY:	/s/ Scott M. Shaw

NAME:	Scott M. Shaw

TITLE:	President

NEW ENGLAND ACQUISITION, LLC,
a Delaware limited liability company

BY:	/s/ Scott M. Shaw

NAME:	Scott M. Shaw

TITLE:	President

SOUTHWESTERN ACQUISITION, L.L.C.,
a Delaware limited liability company

BY:	/s/ Scott M. Shaw

NAME:	Scott M. Shaw

TITLE:	President

[LINCOLN—SECOND AMENDMENT TO CREDIT AGREEMENT]

NASHVILLE ACQUISITION, L.L.C.,
a Delaware limited liability company

BY:	/s/ Scott M. Shaw

NAME:	Scott M. Shaw

TITLE:	President

EUPHORIA ACQUISITION, LLC,
a Delaware limited liability company

BY:	/s/ Scott M. Shaw

NAME:	Scott M. Shaw

TITLE:	President

NEW ENGLAND INSTITUTE OF TECHNOLOGY
AT PALM BEACH, INC., a Florida corporation

BY:	/s/ Scott M. Shaw

NAME:	Scott M. Shaw

TITLE:	President

LTI HOLDINGS, LLC,
a Colorado limited liability company

BY:	/s/ Scott M. Shaw

NAME:	Scott M. Shaw

TITLE:	President

NN ACQUISITION, LLC,
a Delaware limited liability company

BY:	/s/ Scott M. Shaw

NAME:	Scott M. Shaw

TITLE:	President

[LINCOLN—SECOND AMENDMENT TO CREDIT AGREEMENT]

LCT ACQUISITION, LLC,
a Delaware limited liability company

BY:	/s/ Scott M. Shaw

NAME:	Scott M. Shaw

TITLE:	President

[LINCOLN—SECOND AMENDMENT TO CREDIT AGREEMENT]

AGENTS AND LENDERS:

HPF SERVICE, LLC,
as Administrative Agent and Tranche A Collateral Agent

By:	VIRGO SERVICE COMPANY LLC,
its Managing Member

By:	/s/ Robert Racusin
Name:	Robert Racusin
Title:	Authorized Signatory

[LINCOLN—SECOND AMENDMENT TO CREDIT AGREEMENT]

RUSHING CREEK 4, LLC,
as a Tranche A Lender

By:	VIRGO SERVICE COMPANY LLC,
its Manager

By:	/s/ Robert Racusin
Name:	Robert Racusin
Title:	Authorized Signatory

[LINCOLN—SECOND AMENDMENT TO CREDIT AGREEMENT]

HPF HOLDCO, LLC,
as a Tranche A Lender

By:	/s/ Jonathan Goodman
Name:	Jonathan Goodman
Title:	Manager

[LINCOLN—SECOND AMENDMENT TO CREDIT AGREEMENT]

TIGER CAPITAL GROUP, LLC,
as a Tranche A Lender

By:	/s/ Robert DeAngelis
Name:	Robert DeAngelis
Title:	Executive Managing Director

[LINCOLN—SECOND AMENDMENT TO CREDIT AGREEMENT]

ALOSTAR BANK OF COMMERCE,
as the Tranche B Lender

By:	/s/ Brian Long
Name:	Brian Long
Title:	Vice President

[LINCOLN—SECOND AMENDMENT TO CREDIT AGREEMENT]

Exhibit A

7.            FINANCIAL COVENANTS.

Each Borrower covenants and agrees that, until payment in full of the Obligations:

7.1           Minimum Liquidity.  Borrowers will maintain Unrestricted Cash as of each fiscal quarter end of not less than the applicable amount required below:

Fiscal Quarter End	Minimum Unrestricted Cash
March 31, 2016	$11,500,000
June 30, 2016	$5,700,000
September 30, 2016	$11,000,000
December 31, 2016	$18,000,000

; provided, that, (a) to the extent that, as of any fiscal quarter end, the Borrowers’ reimbursement obligations under Permitted Letters of Credit exceed the aggregate amount of Permitted Letters of Credit outstanding as of the Closing Date, the minimum Unrestricted Cash required as of such fiscal quarter end shall be reduced, on a dollar for dollar basis, by the lesser of the amount of such excess and $3,000,000, (b) in Administrative Agent’s sole discretion, Administrative Agent may consent to the reduction of the minimum Unrestricted Cash in amounts not to exceed verified out of pocket costs incurred by Borrowers after the Closing Date with respect to closures of Designated Schools, and (c) subject to Administrative Agent’s receipt of account statements or other supporting documentation reasonably acceptable to it, Borrowers shall be entitled to include in the calculation of Unrestricted Cash as of any fiscal quarter end the aggregate amount of Title IV Program trust funds that were transferred by Borrowers from the trust fund accounts containing such funds to a Deposit Account of Borrowers that exclusively contain Unrestricted Cash (and is subject to a Control Agreement) within two Business Days after such fiscal quarter end.

7.2           Minimum EBITDA.  Borrowers and their Subsidiaries will have EBITDA, measured as of the last day of each fiscal quarter for the four fiscal quarter period then ending, of not less than the applicable amount required below:

Fiscal Quarter Ending	Minimum EBITDA
March 31, 2016	$4,000,000
June 30, 2016	$4,000,000
September 30, 2016	$4,000,000
December 31, 2016	$4,000,000

; provided, that, in calculating EBITDA for each of the four fiscal quarter periods listed above, EBITDA shall be adjusted to reflect the exclusion of lease termination payments actually paid during such periods of up to $5,000,000 in the aggregate with respect to the Hartford LTI School and up to $2,900,000 in the aggregate with respect to the Fern Park School.

7.3           Maximum Capital Expenditures.  Borrowers and their Subsidiaries will not make or incur Capital Expenditures (a) during the fiscal year ending December 31, 2015 or any portion thereof, in excess of the sum of $4,625,000 plus the Excess Capex Amount with respect to such fiscal year or then applicable portion thereof, or (b) during the fiscal year ending December 31, 2016 or any portion thereof, in excess of the sum of $6,000,000 plus the Excess Capex Amount with respect to such fiscal year or then applicable portion thereof.

The covenants set forth in Sections 7.1, 7.2 and 7.3 will be re-set for fiscal year 2017 and each subsequent fiscal year at either (a) the applicable levels with respect to fiscal year 2016 (and each fiscal quarter thereof) as set forth in this Agreement as of the initial Closing Date (the “2016 Closing Date Covenant Levels”), or (b) the applicable levels with respect to fiscal year 2016 (and each fiscal quarter thereof) as set forth in the Second Amendment (the “2016 Second Amendment Covenant Levels”), as elected by Borrowers’ written notice to Administrative Agent, such written notice to be delivered by Borrowers to Administrative Agent on or before January 10, 2017.  In the event that Borrowers fail to deliver such written notice to Administrative Agent on or before January 10, 2017, Borrowers shall be deemed to have elected to have the 2016 Second Amendment Covenant Levels apply for fiscal year 2017 and each subsequent fiscal year.  In the event that Borrowers elect (or are deemed to have elected) to have the 2016 Second Amendment Covenant Levels apply for fiscal year 2017 and each subsequent fiscal year, then Borrowers shall make a mandatory prepayment of the Term Loans (any such prepayment, a “Covenant Level Prepayment”) in accordance with the following terms: (i) if Borrowers have made $4,000,000 in the aggregate of prepayments of the Term Loans under clauses (e) and (i) of the definition of School Release Conditions with respect to School Dispositions of Healthcare and Other Professions Schools on or after January 1, 2016, then the amount of such Covenant Level Prepayment shall be $2,000,000; (ii) if Borrowers have not made $4,000,000 in the aggregate of prepayments of the Term Loans under clauses (e) and (i) of the definition of School Release Conditions with respect to School Dispositions of Healthcare and Other Professions Schools on or after January 1, 2016, then the amount of such Covenant Level Prepayment shall be $4,000,000; and (iii) any such Covenant Level Prepayment shall be due and payable on or before January 15, 2017 in accordance with the terms of Section 2.3(d).

Schedule H

Healthcare and Other Professions Schools

Name of School
Allentown
Edison
Moorestown
Lincoln
Brockton
Somerville
Lowell
Marietta
NE Philadelphia
CC Philadelphia
Paramus
New Britain
Shelton
Summerlin
Green Valley
West Palm Beach
Southington LCNE